                                                                     EXHIBIT 2.1

                             ACQUISITION AGREEMENT


     AGREEMENT dated August 27, 1997 (the "Agreement"), by, between and among ASIA PACIFIC CHEMICAL ENGINEERING CORP., a company incorporated under the laws of the State of Utah (hereinafter referred to as "APEC"); the person listed on Exhibit A attached hereto and made a part hereof, being the sole officer of APEC (hereinafter referred to as "MANAGEMENT"); and NEOTRIC MEDIA, INC. d/b/a Interactive Objects, Inc., a company incorporated under the laws of the State of Washington (hereinafter referred to as "IOI"); and the persons listed on Exhibit A-1 attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

     WHEREAS, the SELLERS own a total of 782,600 shares of common stock, no par value, of IOI, said shares being 100% of the issued and outstanding common stock of IOI; and

     WHEREAS, the SELLERS desire to sell and APEC desires to purchase one hundred (100%) percent of such shares;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1. Purchase and Sale. The SELLERS hereby agree to sell, transfer, assign and convey to APEC and APEC hereby agrees to purchase and acquire from the SELLERS, a total of 782,600 shares of Common Stock of IOI, which equals one hundred percent (100%) percent of all of IOI's currently issued and outstanding common stock (the "IOI" Common Shares"), in a tax-free stock-for-stock acquisition.

     2. Purchase Price. The aggregate purchase price to be paid by APEC for the IOI Common Shares shall be 7,460,800 shares of APEC voting common stock (the "APEC Common Shares"). The APEC Common Shares will be issued to the individual SELLERS in accordance with Exhibit A-1 attached hereto.

     3. Warranties, Representations and Covenants of IOI and IOI PRINCIPALS. In order to induce APEC to enter into this Agreement and to complete the transaction contemplated hereby, IOI represents to APEC that:

          (a) Organization and Standing. IOI is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, is qualified to do business a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit B are true and correct copies of IOI's Certificate of Incorporation, amendments thereto and all current By-laws of IOI. No change thereto will be made in any of the Exhibit B documents before the Closing. IOI has no subsidiaries or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.

          (b) Capitalization. As of the Closing Date IOI's entire authorized equity capital consists of 1,000,000 shares of Common Stock, no par value, of which 782,600 shares of Common Stock will be outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which IOI or the SELLERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, except as set forth in Exhibit IOI-S, attached hereto. The 782,600 issued and outstanding IOI Common Shares to be transferred by SELLERS constitutes one hundred (100.0%) percent of the currently issued and outstanding shares of Common Stock of IOI, which includes, inter alia, that same percentage of IOI's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any. After becoming management of APEC, IOI's management will not further reverse split APEC's common stock for at least 12 months.

          (c) Ownership of IOI Shares. Each SELLER warrants and represents, severally, that as of the date hereof, such SELLER is the sole owner of the IOI Common Shares listed by his or her name on Exhibit A-1, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the IOI Common Shares so listed have not been registered under the Securities Act of 1933, as amended (the "33 Act"), or any applicable State Securities laws. By SELLERS' transfer of the IOI Common Shares to APEC pursuant to this Agreement, APEC will thereby acquire 100% of the outstanding capital stock of IOI, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the IOI Common Shares will not have been registered under the "33 Act, or any applicable State securities laws.

          (d) Taxes. IOI has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on IOI. IOI's income tax returns have never been audited by an authority empowered to do so.

          (e) Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or to the best of IOI's knowledge, threatened, against or affecting IOI, that arise out of the operation of IOI, except as described in Exhibit C attached hereto. IOI is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services, the `33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act"), the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state or nation.

          (f) Governmental Regulation. IOI holds the licenses and registrations set forth on Exhibit D hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit IOI to conducts its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit D is required for any of the transactions affected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

          (g) Ownership of Assets. Except as set forth in Exhibit E attached hereto, IOI has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by IOI as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement, nor, except in the ordinary course of its business, has IOI disposed of any such asset since the date of the most recent balance sheet described in Section 3(c) of this Agreement.

          (h) No Interest in Suppliers, Customers, Landlords or Competitors. Neither the IOI PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of IOI.

          (i) No Debt Owed by IOI to IOI PRINCIPALS. Except as set forth in Exhibit F attached hereto, IOI does not owe any money, securities, or property to either the IOI PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that IOI may have any undisclosed liability to pay any sum or property to any such person or entity or any member of their families such liability is hereby forever irrevocably released and discharged.

          (j) Corporate Records. All of IOI's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

          (k) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to APEC in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading to the best of their knowledge based on prudent business analysis.

          (l) Validity of this Agreement. All corporate and other proceedings required to be taken by the SELLERS and by IOI in order to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the SELLERS and by IOI, and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, IOI's Certificate of Incorporation or By-laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which IOI or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by IOI can continue to be so conducted after completion of the transaction contemplated hereby, with IOI as a wholly-owned subsidiary of APEC.

          (m) Consents and Approvals; Compliance with Laws. Neither IOI nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of IOI has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

          (n) Access to Books and Records. APEC will have full and free access to IOI's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.

          (o) IOI Financial Statements. Before the Closing, IOI's unaudited financial statements as of and for the period from inception to July 31, 1997 are acceptable. IOI's audited financial statements as at the Closing date will be provided to APEC within 45 days after Closing; the IOI financial statements will accurately describe IOI's financial position as of the dates thereof. The IOI financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the '33 Act and the '34
Act) and for the period from inception to July 31, 1997 audited by independent certified public accountants with SEC experience.

          (p) IOI's Corporate Summary. IOI's Business Plan, dated August 1997 (attached hereto as Exhibit L) accurately describes IOI's business, assets, proposed operations and management as of the date thereof; since the date of the Corporate Plan, there has been no material adverse change in the Business Plan and no material adverse change in IOI; provided that no warranties or representations are made as to any financial projections.

     4. Warranties, Representations and Covenants of APEC and MANAGEMENT of APEC ("MANAGEMENT"). In order to induce the SELLERS and IOI to enter into this Agreement and to complete the transaction contemplated hereby, APEC and MANAGEMENT jointly and severally warrant, represent and covenant to IOI and SELLERS that:

          (a) Organization and Standing. APEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, is qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by laws of such states or jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. APEC has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.

          (b) Capitalization. APEC's entire authorized equity capital consists of 50,000,000 shares of voting common stock, $0.0015 par value and 2,000,000 shares of preferred stock, $.01 par value. At or as of the Closing, the existing APEC Board of Directors will authorize the issuance of (i) 7,460,800 restricted shares to IOI's shareholders; (ii) 150,000 Rule 504 warrants to Pan American Securities Limited shall be exercised at a price of $1.50 per share within a term not exceeding 30 days; (iii) 150,000 Rule 504 warrants to Pan American Securities shall be exercised at a price of $1.50 per share within a term not exceeding 60 days; (iv) 150,000 Rule 504 warrants to Matrix Securities Pty. Ltd. shall be exercised at a price of $1.50 per share within a term not exceeding 90 days; (v) 50,000 Rule 504 warrants and 100,000 Section 4(2) warrants to Matrix Securities Pty. Ltd. Shall be exercised at a price of $1.50 per share within a term not exceeding 120 days; and (vii) 500,000 employee stock options to be issued to IOI designees pursuant to an Agreement dated July 1997, signed between Interactive Objects, Inc. and Northwest Capital Partners, L.L.C. The intent of all parties named herein is to exercise the warrants within the specified time period. As of the Closing, APEC will have authorized 50,000,000 shares of Common Stock, $0.0015 par value and 2,000,000 share of preferred stock, $.01 par value; and will have issued and outstanding 12,132,310 shares of voting common stock, $.0015 par value and no shares of preferred stock issued. Upon issuance, all of the APEC Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of APEC's equity securities are set forth on the Certificate of Incorporation, as amended and APEC's By-laws (Exhibit H hereto). There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which APEC is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of APEC provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of APEC. Cumulative voting is not proved for by the By-laws or Certificate of Incorporation of APEC. Accordingly, as of the Closing the 7,460,800 shares being issued to and acquired by the SELLERS will constitute 61.50% of the 12,132,310 shares of APEC which will then be issued and outstanding which includes, inter alia, that same percentage of APEC's voting power (subject to the provisions regarding cumulative rights), right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

          (c) Ownership of Shares. By APEC's issuance of the APEC Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such APEC shares will not have been registered under the '33 Act, or any applicable state securities laws.

          (d) Significant Agreements. APEC is not and will not at Closing be bound by any contracts, obligations, leases or agreements of any kind including, without limitations, the following:

               (i) Employment, advisory or consulting contract (except as described in Section 12 herein);

               (ii)   Plan providing for employee benefits of any nature;

               (iii)  Lease with respect to any property or equipment;

               (iv)   Contract or commitment for any current expenditure;

               (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation or any other person, firm or organization;

               (vi) Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not set forth in this Agreement or an Exhibit hereto;

               (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery of payment of securities when due, and which remains unsettled upon the date of this Agreement.

          (e) Taxes. APC has filed all federal, state and local income or other tax returns and reports that is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. APEC's income tax returns have been audited by any authority empowered to do so.

          (f) Absence of Liabilities. At and as of the Closing Date APEC will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which APEC agrees to be responsible and to pay in full at or before the Closing not to exceed $5,000.00.

          (g) No Pending Actions. To the best of management's knowledge, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting APEC, or against any of the APEC MANAGEMENT and arising out of their own operation of APEC. APEC has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the '34 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any state. APEC is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. APEC is not required to file reports pursuant to either
Section 13 or Section 15(d) of the '34 Act.

          (h) Corporate Records. All of APEC's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by IOI's authorized representatives prior to the Closing as provided by Section 4(l) herein, and will be delivered to APEC's new management at the Closing;

          (i) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented IOI in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

          (j) Validity of this Agreement. All corporate and other proceedings required to be taken by APEC in order to enter into and carry out this Agreement will have been duly and properly taken at or before the Closing. This Agreement has been duly executed by APEC, and constitutes a valid and binding obligation of APEC enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, APEC's Certificate of Incorporation or By-laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which APEC is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.

          (k) Consents and Approvals; Compliance with Laws. Neither APEC nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of APEC has been operated in compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor employment.

          (l) Issuance of Common Stock and Warrants. All past issuances of common stock and warrants by APEC described in this Agreement has been in full compliance with all Federal and State securities laws.


          (m) Access to Books and Records. IOI and SELLERS will have full and free access to APEC's books and records during the course of this transaction prior to and at the Closing, on reasonable notice.

          (n) APEC Financial Statements. At or before the Closing, APEC and MANAGEMENT will provide IOI with APEC's audited financial statements for the fiscal year ended December 31, 1996, which will be audited in accordance with GAAP by independent certified public accountants with SEC experience, and which comply with applicable Federal securities laws and regulations including Regulation S-X, together with audited financial statements for the period ending July 31, 1997.

          (o) APEC Financial Condition. As of the Closing, APEC will have $300,000 cash assets and no liabilities.

          (p) Directors' and Shareholders' Approval. Immediately upon the signing of this Agreement, APEC's Board of Directors and Shareholders, by meeting or consent, will duly and properly authorize the matters described in section 7(a)(iv) herein.

          (q) The APEC Shares. All of the APEC Common Shares issued to SELLERS shall be validly issued, fully-paid non-assessable shares of AXPE Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in APEC's Certificate of Incorporation.

          (r) Trading of APEC Stock. APEC's common stock is now and as of the Closing will be traded on the OTC Bulletin Board (Symbol: AXPE); no further action must be taken before the Closing for continued trading on the Bulletin Board.

     5. Term: Indemnification. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. MANAGEMENT and IOI MANAGEMENT ("management") of both parties to the Agreement hereby agree, jointly and severally, to indemnify, defend, and hold harmless APEC, IOI, and the SELLERS from and against any damage, loss liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by MANAGEMENT or management in this Agreement.

     6. Restricted Shares; Legend. All of the APEC Common Shares issued to SELLERS hereunder will be "restricted securities" as defined in Rule 144 under the '33 Act; and each stock certificate issued to SELLERS hereunder will bear the usual restrictive legend to such effect. Appropriate Stop Transfer instructions will be given to APEC's stock transfer agent.

     7. Conditions Precedent to Closing. (a) The obligations of IOI and the SELLERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

               (i) That APEC's and MANAGEMENT's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and MANAGEMENT will deliver an executed certification confirming the foregoing:

               (ii) That APEC and MANAGEMENT shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing;

               (iii) That APEC's directors and shareholders, by proper and sufficient vote taken either by consent or at a meeting duly and properly called and held, shall have properly approved all of the matters required to be approved by APEC's directors and shareholders, respectively;

               (iv) That APEC's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the change of APEC's corporate name to a name selected by IOI; approved the resignation of all of APEC's current directors and the election of up to three designees of IOI to serve as directors in place of APEC's current directors; and will have approved such other changes as are consistent with this Agreement and approved by IOI and APEC; and

          (b) The obligation of APEC and MANAGEMENT under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions :

               (i) That IOI's and SELLERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and IOI and the IOI PRINCIPALS shall deliver an executed certification confirming the foregoing;

               (ii) That IOI and IOI PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing; and

               (iii) that IOI's officers will have signed non-compete clauses in the form attached hereto as Exhibit J.

               (iv) That IOI's officers shall provide any existing employment agreements which are attached hereto as Exhibit H.

     8. Termination. This Agreement may be terminated at any time before or at Closing, by:

          (a)  The mutual agreement of the parties;

          (b)  Any party if:

               (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished on or before September 30, 1997.

               (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

     9. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

     10. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreement, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     11. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of IOI, 17720 NE 65th Street, Suite 202, Redmond, Washington 98052, at 1:00 P.M. on the first business day after the latter of the approval of SELLERS owning at least 80% of IOI's Common Stock or the shareholders of APEC approving this Agreement, or such other date as the parties hereto shall mutually agree upon. At the Closing, all of the documents and terms referred to herein shall be exchanged.

     12. Fees and Commissions. IOI and APEC represent to each other that no broker, finder or other person or entity is entitled to any fee or commission from APEC or IOI for services rendered on behalf of APEC or IOI in connection with the transactions contemplated by this Agreement.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington.

     14. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                           APEC, INC.

                           By:   /s/ Brent Nelson
                               -----------------------------------------
                               Brent Nelson, President


                           NEOTERIC MEDIA, INC. D/B/A INTERACTIVE OBJECTS, INC.

                           By:   /s/ Ryan Smith
                               -----------------------------------------
                               Ryan Smith, CEO and Chairman

SELLERS:


/s/ Ryan Smith                              /s/ Steve Jackson
-----------------------------               --------------------------------
      Ryan Smith                                   Steve Jackson

/s/ Jay Paulson                             /s/ John Guarino
-----------------------------               --------------------------------
      Jay Paulson                                  John Guarino

/s/ Thad Wardall                            /s/ Durene Nelson
-----------------------------               --------------------------------
      Thad Wardall                                 Durene Nelson

/s/ Bob Theriault                           /s/ Randy Webb
-----------------------------               --------------------------------
      Bob Theriault                                Randy Webb